THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                      SPACEDEV, INC. STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (the "OPTION AGREEMENT") is made and entered into as of ____________ by and between SpaceDev, Inc., a Colorado corporation (the "Company") and _____________ (the "OPTIONEE").

         The Company has granted to the Optionee an option to purchase certain units of the Company upon the terms and conditions set forth in this Option Agreement (the "OPTION").

         1.  DEFINITIONS AND CONSTRUCTION.

             1.1. DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                  (a) "DATE OF OPTION GRANT" means _____________.

                  (b) "NUMBER OF OPTION SHARES" means ___________ shares of Stock, as adjusted from time to time pursuant to Section 8.

                  (c) "EXERCISE PRICE" means $______ per share of Stock, as adjusted from time to time pursuant to Section 8.

                  (d) "INITIAL VESTING DATE" means the date upon which
________________________.

                  (e) "OPTION EXPIRATION DATE" means, with respect to vested options, the date ____ years after the Date of Option Grant.

                  (f) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer options granted to employees or consultants of the Company, "Board" also means such Committee(s).

                  (g) "COMMITTEE" means the Executive Compensation Committee or other committee of the Board duly appointed to administer options granted to employees or consultants of the Company and having such powers as shall be specified by the Board.

                  (h) "COMPANY" means SpaceDev, Inc., a Colorado corporation, or any successor corporation thereto.

                  (i) "CONSULTANT" means any person, including an advisor, engaged by the Company to render services other than as an Employee.

                  (j) "VESTED RATIO" means, on any relevant date, the ratio determined as follows:

                                                                   Vested Ratio
                                                                   ------------
                  Prior to Initial Vesting Date                         0

                  On Initial Vesting Date, provided the
                  Optionee's Service is continuous from            ______%

                  the Date of Option Grant until the Initial
                  Vesting Date
                  Plus
                  ----
                                                                   ______%
                  --------------------------------------------------------------
                  --------------------------------------------------------------

                  (i) "DISABILITY" means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee's position with the Company because of the sickness or injury of the Optionee.

                  (j) "EMPLOYEE" means any person treated as an employee (including an officer who is also treated as an employee) in the records of the Company; provided, however, that neither service as a director nor payment of a director's fee shall be sufficient to constitute employment for purposes of this Option.

                  (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (l) "FAIR MARKET VALUE" means, as of any date, the closing bid price of the Company's common stock on the OTC Bulletin Board, or other exchange upon which the Company's stock is traded or, for any other class of stock of other property of the Company, the value as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein.

                  (m) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  (n) "SERVICE" means the Optionee's employment or service with the Company, whether in the capacity of an Employee or a Consultant. The Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Company or a change in the Optionee's responsibilities, provided that there is no interruption or termination of the Optionee's Service. The Optionee's Service shall be deemed to have terminated upon an actual termination of Service. Subject to the foregoing, the Company, in its sole discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.

                  (o) "STOCK" means shares of the Common Stock of the Company.

             1.2. CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term "or" shall include the conjunctive as well as the disjunctive.

         2.  Tax Consequences.

             2.1. TAX STATUS OF OPTION. This Option is not intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code. The Optionee should consult with the Optionee's own tax advisor regarding the tax effects of this Option.

             2.2. ELECTION UNDER SECTION 83(b) OF THE CODE. If the Optionee exercises this Option to purchase shares of Stock that are both nontransferable and subject to a substantial risk of forfeiture, the Optionee understands that the Optionee should consult with the Optionee's tax advisor regarding the advisability of filing with the Internal Revenue Service an election under
Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date on which the Optionee exercises the Option. Shares acquired upon exercise of the Option are nontransferable and subject to a substantial risk of forfeiture if, for example, (a) they are unvested and are subject to a right of the Company to repurchase such shares at the Optionee's original purchase price if the Optionee's Service terminates or (b) the Optionee is subject to a restriction on transfer to comply with "Pooling-of-Interests Accounting" rules. Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Optionee. The Optionee acknowledges that the Optionee has been advised to consult with a tax advisor prior to the exercise of the Option regarding the tax consequences to the Optionee of the exercise of the Option. AN ELECTION UNDER SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE ON WHICH THE OPTIONEE PURCHASES UNITS. THIS TIME PERIOD CANNOT BE EXTENDED. THE OPTIONEE ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE OPTIONEE'S SOLE RESPONSIBILITY, EVEN IF THE OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

         3. ADMINISTRATION. All questions of interpretation concerning this Option Agreement shall be determined by the Board, including any duly appointed Committee of the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

         4.  EXERCISE OF THE OPTION.

             4.1. RIGHT TO EXERCISE. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the Number of Option Shares multiplied by the Vested Ratio less the number of shares previously acquired upon exercise of the Option, subject to the Optionee's agreement that any shares purchased upon exercise are subject to the Company's repurchase rights set forth in Section 11 and Section 12. In no event shall the Option be exercisable for more shares than the Number of Option Shares.

             4.2. METHOD OF EXERCISE. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Company, prior to the termination of the Option as set forth in Section 6, accompanied by full payment of the aggregate Exercise Price for the number of shares being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such written notice, the aggregate Exercise Price, and, if required by the Company, such executed agreement.

             4.3. PAYMENT OF EXERCISE PRICE. Payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made in cash, by check, or cash equivalent.

             4.4. TAX WITHHOLDING. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of the Company are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares except as provided for herein.

             4.5. CERTIFICATE REGISTRATION. Any certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the heirs of the Optionee.

             4.6. RESTRICTIONS ON GRANT OF THE OPTION AND ISSUANCE OF SHARES. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

             4.7. FRACTIONAL SHARES. The Company shall not be required to issue fractional shares upon the exercise of the Option.

         5. NONTRANSFERABILITY OF THE OPTION. The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

         6. TERMINATION OF THE OPTION. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Optionee's Service as described in Section 7, or (c) a transfer of control to the extent provided in Section 8.

         7.  EFFECT OF TERMINATION OF SERVICE.

             7.1. OPTION EXERCISABILITY.

                  (a) DISABILITY. If the Optionee's Service with the Company is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

                  (b) DEATH. If the Optionee's Service with the Company is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death) at any time prior to the expiration of twelve months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

                  (c) OTHER TERMINATION OF SERVICE. If the Optionee's Service with the Company terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee within three months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

             7.2. EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until three months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

             7.3. LEAVE OF ABSENCE. For purposes of Section 7.1, the Optionee's Service with the Company shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave of absence in excess of ninety (90) days, the Optionee's Service shall be deemed to terminate on the ninety-first (91st) day of such leave unless the Optionee's right to re-employment with the Company remains guaranteed by statute or contract.

         8.  ADJUSTMENTS.

             8.4. ADJUSTMENTS IN OPTION. Subject to Section 8.2, in the event that the outstanding shares of the common stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company or a successor entity by reason of merger, consolidation, corporate reorganization, recapitalization, reclassification, stock split-up, stock dividend, combination of shares, or otherwise, the board, or the governing body of any successor entity, shall make an appropriate and equitable adjustment in the number and kind of Option Shares as to which the Option is then unexercised in order that, after such event, the Option Shares as to which the Option is then unexercised shall represent the same potential ownership interest in the Company (or that part of a successor entity which consists of the Company) immediately after such event as they represent immediately before such event. The adjustment shall be made without change in the total price applicable to any then unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the purchase price per share. In no event shall the Option Shares include any fractional share or other security but any fractions resulting from any adjustment shall be rounded to the nearest whole share. Any adjustment by the board or governing body shall be conclusive and shall bind the Optionee, the Company, any successor entity, and any other interested persons.

             8.2. ACCELERATION OF EXERCISABILITY. In the event of any merger or consolidation of the Company into another corporation, exchange of all or substantially all of the assets of the company for the securities of another corporation, acquisition by another corporation of fifty percent (50%) or more of the Company's then outstanding voting stock, or liquidation or dissolution of the Company ("transfer of control"), the board, or the governing body of any successor entity, shall either make the adjustment contemplated by Section 8.1 or provide, on such terms and conditions as it deems appropriate, that at some time prior to the effective date of such event, the Option shall become exercisable as to all Option Shares, notwithstanding that the Option may not yet have become fully exercisable under Section 4.1. At least ten (10) days prior to the effective date of merger, consolidation, exchange, acquisition, liquidation, or dissolution, the Company or successor entity shall give the Optionee notice of such event, advising the Optionee of the Board's or Committee's determination under this Section 8.2. The Board or Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with any adjustment pursuant to Section 8.1 or acceleration of exercisability under this Section 8.2, including, but not by way of limitation, provisions to insure that any adjustment or acceleration shall be conditioned on the consummation of the contemplated corporate transaction.


         9. RIGHTS AS A SHAREHOLDER, EMPLOYEE OR CONSULTANT. The Optionee shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such exercise, except as provided in
Section 8. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the Service of the Company or interfere in any way with any right of the Company to terminate the Optionee's Service as an Employee or Consultant, as the case may be, at any time.

         10. RIGHT OF FIRST REFUSAL. The following right of first refusal is in addition to any transfer restrictions that may exist by reason of the Articles of Incorporation or Bylaws of the Company.

             10.5. GRANT OF RIGHT OF FIRST REFUSAL. Except as provided in
Section 11.7 below, in the event the Optionee, the Optionee's legal representative, or other holder of shares acquired upon exercise of the Option proposes to sell, exchange, transfer, pledge, or otherwise dispose of any shares acquired upon exercise of the Option (the "TRANSFER SHARES") to any person or entity, including, without limitation, any shareholder of the Company, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 11 (the "RIGHT OF FIRST REFUSAL").

             10.6. NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of the Transfer Shares, the Optionee shall give a written notice (the "TRANSFER NOTICE") to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the "PROPOSED TRANSFEREE") and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the Fair Market Value of the Transfer Shares, as determined by the Board in good faith. If the Optionee proposes to transfer any Transfer Shares to more than one Proposed Transferee, the Optionee shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the Optionee and the Proposed Transferee and must constitute a binding commitment of the Optionee and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

             10.7. BONA FIDE TRANSFER. If the Company determines that the information provided by the Optionee in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Optionee written notice of the Optionee's failure to comply with the procedure described in this Section 11, and the Optionee shall have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 11. The Optionee shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

             10.8. EXERCISE OF RIGHT OF FIRST REFUSAL. If the Company determines the proposed transfer to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the Optionee otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Optionee of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company's exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company's right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Optionee or issued by a person other than the Optionee with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Optionee shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee). In the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice. For purposes of the foregoing, cancellation of any indebtedness of the Optionee to the Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest canceled.

             10.9. FAILURE TO EXERCISE RIGHT OF FIRST REFUSAL. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the Optionee otherwise agree) within the period specified in
Section 11.4 above, the Optionee may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than six months following delivery to the Company of the Transfer Notice. The Company shall have the right to demand further assurances from the Optionee and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance by the Optionee with the procedure described in this Section 11.

             10.10. TRANSFEREES OF TRANSFER SHARES. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Option Agreement, including this Section 11 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any shares acquired upon exercise of the Option shall be void unless the provisions of this Section 11 are met.

             10.11. TRANSFERS NOT SUBJECT TO RIGHT OF FIRST REFUSAL. The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired upon exercise of the Option if such transfer or exchange is in connection with an Ownership Change Event. If the consideration received pursuant to such transfer or exchange consists of stock of the Company, such consideration shall remain subject to the Right of First Refusal unless the provisions of Section 11.9 below result in a termination of the Right of First Refusal.

             10.12. ASSIGNMENT OF RIGHT OF FIRST REFUSAL. The Company shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

             10.13. EARLY TERMINATION OF RIGHT OF FIRST REFUSAL. The other provisions of this Option Agreement notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon (a) the occurrence of a transfer of control, unless the successor entity assumes the Company's rights and obligations under the Option or substitutes a substantially equivalent option for the successor entity's stock for the Option, or (b) the existence of a public market for the class of shares subject to the Right of First Refusal. A "PUBLIC MARKET" shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or (ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

         11. SHARE REPURCHASE OPTION.

             11.14. GRANT OF REPURCHASE OPTION. Except as provided in Section
12.4 below, in the event of the occurrence of any Repurchase Event, as defined below, the Company shall have the right to repurchase the shares acquired by the Optionee pursuant to the Option (the "REPURCHASE SHARES") under the terms and subject to the conditions set forth in this Section 12 (the "SHARE REPURCHASE OPTION"). Each of the following events shall constitute a "REPURCHASE EVENT":

                  (a) Termination of the Optionee's Service with the Company for any reason or no reason, with or without cause, including death or Disability. The Repurchase Period, as defined below, shall commence on the date of termination of the Optionee's Service.

                  (b) The Optionee, the Optionee's legal representative, or other holder of shares acquired upon exercise of the Option attempts to sell, exchange, transfer, pledge, or otherwise dispose of any Repurchase Shares without complying with the provisions of Section 11. The Repurchase Period, as defined below, shall commence on the date the Company receives actual notice of such attempted sale, exchange, transfer, pledge or other disposition.

                  (c) The receivership, bankruptcy or other creditor's proceeding regarding the Optionee or the taking of any of the Optionee's Shares by legal process, such as a levy of execution. The Repurchase Period, as defined below, shall commence on the date the Company receives actual notice of the commencement of pendency of the receivership, bankruptcy or other creditor's proceeding or the date of such taking, as the case may be. The Fair Market Value of the Repurchase Shares shall be determined as of the last day of the month preceding the month in which the proceeding involved commenced or the taking occurred.

             11.15. EXERCISE OF SHARE REPURCHASE OPTION. The Company may exercise the Share Repurchase Option by written notice to the Optionee, the Optionee's legal representative, or other holder of the Repurchase Shares, as the case may be, during the Repurchase Period. The "REPURCHASE PERIOD" shall be the period commencing at the time set forth in Section 12.1 above and ending on the later of (a) the date ninety (90) days after the commencement of the Repurchase Period or (b) the date ninety (90) days after the Option is last exercised. If the Company fails to give notice during the Repurchase Period, the Share Repurchase Option shall terminate (unless the Company and the Optionee have extended the time for the exercise of the Share Repurchase Option) unless and until there is a subsequent Repurchase Event. Notwithstanding a termination of the Share Repurchase Option, the remaining provisions of this Option Agreement shall remain in full force and effect, including, without limitation, the Right of First Refusal set forth in Section 11. If there is a subsequent Repurchase Event, the Share Repurchase Option shall again become exercisable as provided in this Section 12. The Share Repurchase Option must be exercised, if at all, for all of the Repurchase Shares, except as the Company and the Optionee otherwise agree.

             11.16. PAYMENT FOR REPURCHASE SHARES. In the event of a voluntary termination of employment by the Optionee or a termination "for cause" by the Company, the repurchase price per share being repurchased by the Company pursuant to the Share Repurchase Option shall be an amount equal to the LESSER of (a) the Optionee's original cost per share, as adjusted pursuant to Section 8.1, or (b) the Fair Market Value of the shares determined as of the date of the Repurchase Event (except as otherwise provided in Section 12.1(c) above) by the Board in good faith. In the event of any other Repurchase Event, the repurchase price per share being repurchased by the Company pursuant to the Share Repurchase Option shall be an amount equal to the GREATER of the amounts set forth in clause (a) or (b) from the preceding sentence. Payment by the Company to the Optionee shall be made in cash on or before the last day of the Repurchase Period, except that if the total payment due is in excess of $25,000, the Company may elect to pay the repurchase price by delivery of a promissory note payable in four equal annual installments, the first due on or before the last day of the Repurchase Period, with interest payable at the prime rate of interest on the date of the Repurchase Event. For purpose of the foregoing, cancellation of any indebtedness of the Optionee to the Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest canceled. For purposes of this paragraph, "for cause" shall mean termination by reason of (i) conviction of a felony, (ii) repeated inattention to the Optionee's responsibilities as an employee following written notice from the Company and a reasonable time to cure such problems, or (iii) willful breach of any of the employee's confidentiality obligations.

             11.17. TRANSFERS NOT SUBJECT TO SHARE REPURCHASE OPTION. The Share Repurchase Option shall not apply to any transfer or exchange of shares acquired upon exercise of the Option if such transfer or exchange is in connection with an Ownership Change Event. If the consideration received pursuant to such transfer or exchange consists of stock of the Company, such consideration will remain subject to the Share Repurchase Option unless the provisions of Section
12.6 below result in a termination of the Share Repurchase Option.

             11.18. ASSIGNMENT OF SHARE REPURCHASE OPTION. The Company shall have the right to assign the Share Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons as may be selected by the Company.

             11.19. EARLY TERMINATION OF SHARE REPURCHASE OPTION. The other provisions of this Option Agreement notwithstanding, the Share Repurchase Option shall terminate and be of no further force and effect upon (a) the occurrence of a transfer of control, unless the successor entity assumes the Company's rights and obligations under the Option or substitutes a substantially equivalent option for the successor entity's stock for the Option, or (b) the existence of a public market, as defined in Section 11.9, for the securities subject to the Share Repurchase Option.

         12. DISTRIBUTIONS SUBJECT TO OPTION AGREEMENT. If, from time to time, there is any stock dividend, stock split or other change, as described in
Section 8.1, in the character or amount of any of the outstanding stock or ownership interests of the entity which is subject to the provisions of this Option Agreement, then in such event any and all new, substituted or additional securities to which the Optionee is entitled by reason of the Optionee's ownership of the shares acquired upon exercise of the Option shall be immediately subject to the Right of First Refusal and the Share Repurchase Option with the same force and effect as the shares subject to the Right of First Refusal and the Share Repurchase Option immediately before such event.

         13. LEGENDS. The Company may at any time place legends referencing the Right of First Refusal, the Share Repurchase Option and any applicable federal, state or foreign securities law restrictions on all certificates representing shares subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

             13.20. "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

             13.21. "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

             13.22. "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHARE REPURCHASE OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

         14. PUBLIC OFFERING. The Optionee hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act. The Optionee shall be subject to this Section provided and only if the officers and directors of the Company are also subject to similar arrangements.

         15. BINDING EFFECT. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         16. TERMINATION OR AMENDMENT. The Board may terminate or amend the Option at any time; provided, however, that except as provided in Sections 8.1 and 8.2 in connection with a transfer of control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.

         17. INTEGRATED AGREEMENT. This Option Agreement constitutes the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein or therein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

         18. APPLICABLE LAW. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

                                                   SPACEDEV, INC.



                                                   By:
                                                      ----------------------
                                                      Title: James W. Benson

The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement, including the Right of First Refusal set forth in Section 11 and the Share Repurchase Option set forth in Section 12, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement.

         THE OPTIONEE ACKNOWLEDGES THAT THE GRANT OF THIS OPTION SATISFIES ALL PRIOR PROMISES MADE TO THE OPTIONEE WITH RESPECT TO OWNERSHIP INTERESTS OR POTENTIAL OWNERSHIP INTERESTS IN THE COMPANY

                                              OPTIONEE



Date:
    -----------------------------             -----------------------------


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